UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2022

Iterum Therapeutics plc

(Exact name of Registrant as Specified in Its Charter)

Ireland	001-38503	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Fitzwilliam Court 1st Floor Leeson Close
Dublin 2, Ireland		Not applicable
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: +353 1 6694820

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.01 per share	ITRM	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.03 Material Modification to Rights of Security Holders.

The information contained in Item 5.03 below is incorporated by reference into this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 17, 2022 (the “Effective Date”), Iterum Therapeutics plc (the “Company”) filed an Amended and Restated Memorandum and Articles of Association of the Company (the “Amended Articles of Association”) with the Irish Companies Registration Office and effected, as of 5:00 p.m. Eastern Standard Time on the Effective Date, a one-for-fifteen reverse share split (the “Reverse Share Split”) of the Company’s ordinary shares, nominal value $0.01 per share (the “Ordinary Shares”).

As a result of the Reverse Share Split, every fifteen Ordinary Shares of $0.01 each (nominal value) in the authorized and unissued and authorized and issued share capital of the Company were consolidated into one Ordinary Share of $0.15 each (nominal value), the nominal value of each Ordinary Share was subsequently immediately reduced from $0.15 to $0.01 nominal value per share and the authorized ordinary share capital of the Company was increased in order to round up the authorized share capital to an even number following the Reverse Share Split. No fractional shares were issued in connection with the Reverse Share Split. Shareholders who would otherwise be entitled to a fractional Ordinary Share are instead entitled to receive a proportional cash payment.

The Reverse Share Split also applied to the ordinary shares issuable upon the exercise of the Company’s outstanding restricted share units, share options, 6.500% Exchangeable Senior Subordinated Notes due 2025 and warrants, with a proportional increase in the respective exercise prices, as applicable.

As previously disclosed in the Company’s Current Report on Form 8-K filed on June 16, 2022, at the Company’s Annual General Meeting of Shareholders held on June 15, 2022, the shareholders of the Company voted to approve the Reverse Share Split, subject to and conditional upon the board of directors of the Company determining, in its sole discretion, that a reverse share split was necessary for the Company to comply with the minimum $1.00 per share requirement pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”). The board of directors of the Company subsequently determined that the Reverse Share Split was necessary for the Company to comply with the Bid Price Rule.

Trading of the Ordinary Shares on a Reverse Share Split-adjusted basis will begin at the opening of trading on August 18, 2022.

This Item 5.03, including the description herein of the Amended Articles of Association, is qualified in its entirety by reference to the full text of the Amended Articles of Association, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
Exhibit No.	Description
3.1	Amended and Restated Memorandum and Articles of Association of Iterum Therapeutics plc
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Iterum Therapeutics plc

Date:	August 18, 2022	By:	/s/ Corey N. Fishman
Corey N. Fishman Chief Executive Officer